AGREEMENT


                  This AGREEMENT is made and entered into as of the 24th day of August, 1999 (the "Agreement") among OCWEN FINANCIAL CORPORATION, a Florida corporation ("Ocwen Financial"), and STUART L. SILPE, PETER M. SMALL and WILLIAM
C. ERBEY (each, a "Director" and together, the "Directors").

                  WITNESSETH, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. INDEMNITY. (a) Ocwen Financial hereby agrees to hold harmless and indemnify each Director, jointly and severally, with respect to any liability, loss, damage, claim, settlement, cost or Expense whatsoever in any way relating to, resulting from or arising out of, directly or indirectly, the declaration of, payment of, or failure to pay, the dividend of $.82 per common share ("1998 REIT Dividend") declared by the Board of Directors of OAC on or about August 23, 1999 with respect to the outstanding common stock, par value $.01 per share ("OAC Common Stock"), of Ocwen Asset Investment Corp. ("OAC"), provided however that Ocwen Financial shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or any payment called for by paragraph 2 below) if and to the extent that a Director has otherwise indefeasibly actually received payment with respect thereto as a result of the Restated and Amended Articles of Incorporation of OAC, the Bylaws of OAC, any directors' and officers' liability or other insurance policy or any employment, indemnity or other agreement, each as amended from time to time (collectively, the "Existing Indemnification Arrangements"). To the extent that any such indefeasible actual payment from the Existing Indemnification Arrangements only partly indemnifies any such Director for any such liability, loss, damage, claim, settlement, cost or Expense, Ocwen Financial shall still indemnify such Director for any such liability, loss, damage, claim, settlement, cost or Expense as to which such Director has not actually and indefeasibly received payment from the Existing Indemnification Arrangements.

                  (b) Within ten days after the receipt by Ocwen Financial of a statement or statements from such Director requesting such indemnification, whether prior to or after final disposition of the Proceeding in question, and notwithstanding any other provision of this Agreement, Ocwen Financial shall make payment for any liability, loss, damage, claim, settlement, cost or Expenses arising from such Proceeding, to such Director that are not paid to such Director under any of the Existing Indemnification Arrangements. Within ten days after the receipt by Ocwen Financial of a statement or statements from such Director requesting such advance or advances, from time to time, whether prior to or after final disposition of the Proceeding in question, and notwithstanding any other provision of this Agreement, Ocwen Financial shall advance all Expenses arising from such Proceeding, to such Director that are not advanced to such Director under any of the Existing Indemnification Arrangements. Such statement or statements shall reasonably evidence the Expense, liability, loss, damage, claim, cost or settlement incurred by the Director and shall include or be preceded or accompanied by a written affirmation by such Director that such

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advance or payment was not indefeasibly and actually made under any of the
Existing Indemnification Arrangements, and a written undertaking by or on behalf of such Director to repay any Expenses advanced or payments made if such Director indefeasibly receives such payment for such Expenses or liabilities, losses, damages, claims, settlements or costs pursuant to any of the Existing Indemnification Arrangements. Any undertakings to repay pursuant to this Section 1(b) shall be unlimited, unsecured general obligations of the Director and shall be interest free; any advances made pursuant to this Section 1(b) shall be unsecured and interest free.

                  (c) Without the consent of Ocwen Financial, which will not be unreasonably withheld, a Director will not enter into a settlement of any Proceeding as to which settlement such Director seeks payment from Ocwen Financial under this Agreement. Ocwen Financial will not be required to pay the settlement of a Proceeding unless the consent of Ocwen Financial to such settlement is obtained, which consent will not be unreasonably withheld. If the Director seeks payment under this Agreement with respect to a Proceeding, such Director will tender the defense of such Proceeding to Ocwen Financial and Ocwen Financial will assume such defense. Ocwen Financial will consult with such Director concerning the choice of counsel for such defense and such counsel shall be reasonably acceptable to such Director.

                  2. CONTRIBUTION. If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless a Director in respect of any liability, loss, damage, claim, settlement, cost or Expense with respect to any Proceeding, then Ocwen Financial shall contribute to the amount paid or payable by such Director the full amount of any such deficiency.

                  3. REMEDIES. (a) In the event that (i) the advancement of Expenses provided for in this Agreement is not timely made or (ii) payment of indemnification is not made pursuant to this Agreement within (10) days after receipt by Ocwen Financial of a written request therefor, such Director shall be entitled to an adjudication in an appropriate court of the Commonwealth of Virginia, or in any other court of competent jurisdiction, of his entitlement to such indemnification.

                  (b) In the event that a Director, pursuant to this Section 3, seeks a judicial adjudication of his rights under, or to recover damages for breach of, or otherwise to enforce the terms of, this Agreement with respect to indemnification or advancement of Expenses, Ocwen Financial shall pay on his behalf, in advance and promptly upon receipt of request for payment therefor (but in no event later than 10 days after receipt of such notice), any and all Expenses incurred by him in such judicial adjudication, regardless of whether such Director ultimately is determined to be entitled to such indemnification or advancement of Expenses hereunder.

                  (c) Ocwen Financial shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3 that this Agreement and the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that Ocwen Financial is bound by all the provisions of this Agreement.

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                  4. OTHER. In the event of any payment under this Agreement,
Ocwen Financial shall be subrogated to the extent of such payment to all of the rights of recovery of a Director, including under the Existing Indemnification Agreements, and such Director shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Ocwen Financial to bring suit to enforce such rights.

                  5. SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

                  6. DEFINITIONS. (a) "Expenses" shall include all attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

                  (b) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of OAC or otherwise and whether civil, criminal, administrative or investigative, in which a Director was, is or will be involved as a party or otherwise, (i) by reason of the fact that such Director approved, authorized or ratified the 1998 REIT Dividend, or (ii) involving any other matter or otherwise in any way relating to, resulting from or arising out of, directly or indirectly, the declaration of, payment of, or failure to pay, the 1998 REIT Dividend.

                  7. NOTICES. Each Director agrees promptly to notify Ocwen Financial in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other similar document relating to the 1998 REIT Dividend or matter which may be subject to indemnification or advancement of Expenses hereunder; provided, that the failure to so notify Ocwen Financial shall not relieve Ocwen Financial of any obligation which it may have to such Director under this Agreement or otherwise, except to the extent that Ocwen Financial suffers material detriment as a result of such failure.

                  8. GENERAL. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. All agreements and obligations of Ocwen Financial contained herein shall continue

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during the period a Director is serving as a director of OAC and shall continue thereafter whenever and so long as such Director shall be subject to any Proceeding without regard to when such Proceeding shall be initiated. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Ocwen Financial), assigns, spouses, heirs, executors and personal and legal representatives. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia without application of the conflict of laws principles thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                 OCWEN FINANCIAL CORPORATION
        /s/ STUART L. SILPE
        ----------------------------
        Stuart L. Silpe                          By: /s/ JOHN R. ERBEY
                                                 -------------------------------
                                                 Name:  John R. Erbey
        /s/ PETER M. SMALL                       Title: Senior Managing Director
        ----------------------------
        Peter M. Small

        /s/ WILLIAM C. ERBEY
        ----------------------------
        William C. Erbey


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